EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C: Submission of matters to a vote of Security holders.

EXHIBIT B:
  Attachment to item 77I: Terms of new or amended securities

EXHIBIT C:
  Attachment to item 77M: Mergers

EXHIBIT D:
  Attachment to item 77Q1: New Investment Advisory Agreement

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EXHIBIT A:
Sub-Item 77C: Submission Of Matters To A Vote Of Security Holders. Pursuant to notice duly given, a special meeting of shareholders (the "Meeting") of WT Money Market Portfolio, WT Short/Intermediate Bond Portfolio and WT Broad Market Equity Portfolio (each a "Portfolio") of WT Mutual Fund (the "Fund") was held on October 22, 1999 at 10:00 a.m. Eastern Time, in the offices of PFPC Inc., at 400 Bellevue Parkway, Wilmington, DE 19809. All shareholders of record at the close of business on August 24, 1999 were entitled to attend. The following proposals were approved with voting at the Meeting following:

  PROPOSAL I: To approve or disapprove new investment advisory agreements

Shares voted in favor:
WT Money Market Portfolio:	472,627,919.470
WT Short/Intermediate Bond Portfolio:	6,374,079.323
WT Broad Market Equity:	6,143,222.196

Shares voted against:
WT Money Market Portfolio:	95,000.000
WT Short/Intermediate Bond Portfolio:	0
WT Broad Market Equity:	0

Shares abstaining:
WT Money Market Portfolio:	23,393.680
WT Short/Intermediate Bond Portfolio:	0
WT Broad Market Equity:	1,841.616

  PROPOSAL II: To consider the election of five persons to the Fund's Board of Trustees. (Nominees: Eric Brucker, John J. Quindlen, Louis Klein Jr., Clement C. Moore, II, William P. Richards. Current Trustees: Robert H. Arnold, John J. Quindlen, Nicholas A. Giordano and Robert J. Christian.)

Shares voted in favor:
WT Money Market Portfolio:	472,627,919.470
WT Short/Intermediate Bond Portfolio:	6,374,079.323
WT Broad Market Equity:	6,142,671.535

Shares voted against:
WT Money Market Portfolio:	95,000.000
WT Short/Intermediate Bond Portfolio:	0
WT Broad Market Equity:	0

Shares abstaining:
WT Money Market Portfolio:	23,393.680
WT Short/Intermediate Bond Portfolio:	0
WT Broad Market Equity:	2,392.277

  PROPOSAL III: To approve or disapprove certain changes to each Portfolio's fundamental investment limitations

Shares voted in favor:
WT Money Market Portfolio:	472,313,406.730
WT Short/Intermediate Bond Portfolio:	6,374,079.323
WT Broad Market Equity:	6,145,063.812

Shares voted against:
WT Money Market Portfolio:	409,512.710
WT Short/Intermediate Bond Portfolio:	0
WT Broad Market Equity:	0

Shares abstaining:
WT Money Market Portfolio:	23,393.710
WT Short/Intermediate Bond Portfolio:	0
WT Broad Market Equity:	0

  PROPOSAL IV: To ratify the selection of Ernst & Young LLP as the Fund's independent auditors for the fiscal year ending
June 30, 2000

Shares voted in favor:
WT Money Market Portfolio:	472,627,919.470
WT Short/Intermediate Bond Portfolio:	6,374,079.323
WT Broad Market Equity:	6,143,222.196

Shares voted against:
WT Money Market Portfolio:	0
WT Short/Intermediate Bond Portfolio:	0
WT Broad Market Equity:	0

Shares abstaining:
WT Money Market Portfolio:	118,393.680
WT Short/Intermediate Bond Portfolio:	0
WT Broad Market Equity:	1,841.616




EXHIBIT B:
Sub-Item 77I:  Terms Of New Or Amended Securities

The following are new portfolios and classes of WT MUTUAL FUND:

Wilmington Prime Money Market Portfolio
Wilmington U.S. Government Portfolio (Investor and Institutional
Classes)
Wilmington Tax-Exempt Portfolio (Investor and Institutional
Classes)
Wilmington Large Cap Growth Portfolio (Investor and Institutional
Classes)
Wilmington Large Cap Value Portfolio (Investor and Institutional
Classes)
Wilmington Mid Cap Value Portfolio (Investor and Institutional
Classes)
Wilmington Small Cap Core Portfolio (Investor and Institutional
Classes)
Wilmington International Multi-Manager Portfolio (Investor and Institutional Classes)
Wilmington Intermediate Bond Portfolio (Investor and
Institutional Classes)
Wilmington Municipal Bond Portfolio (Investor and Institutional
Classes)
CRM Large Cap Value Fund (Investor and Institutional Classes)
CRM Mid Cap Value Fund (Investor and Institutional Classes)
CRM Small Cap Value Fund (Investor and Institutional Classes) Roxbury Large Cap Growth Fund (Class A, Class B and Class C)




EXHIBIT C:
Sub-Item 77M: Mergers

Effective November 1, 1999, pursuant to plans of reorganization, WT Mutual Fund acquired the assets and liabilities of the CRM Funds, Rodney Square Fund, Rodney Square Tax-Exempt Fund, Rodney Square Strategic Fixed Income Fund, Rodney Square Strategic Equity Fund. On May 13, 1999, the Board of Directors approved the following resolutions with respect to the reorganization:




EXHIBIT D:
Sub-Item Q1:  Exhibits

(E).
1.	Form of Advisory Agreement between WT Investment Trust I and
Wilmington Trust Company previously filed as Exhibit (d)(i) to WT Mutual Fund's Post-effective Amendment No. 8 on Form
N-1A on August 12, 1999 and incorporated herein by reference.

2. Form of Advisory Agreement between WT Investment Trust I and
Rodney Square Management Corporation previously filed as
Exhibit (d)(ii) to WT Mutual Fund's Post-effective Amendment
No. 8 on Form N-1A on August 12, 1999 and incorporated herein by reference.

3. Form of Advisory Agreement between WT Investment Trust I and Cramer Rosenthal McGlynn LLC was filed as exhibit (d)(iii) with the Securities and Exchange Commission on Form N-1A on August 12, 1999 and incorporated herein by reference.
4. Form of Advisory Agreement between WT Investment Trust I and Roxbury Capital Management LLC previously filed as Exhibit
(d)(iv) to WT Mutual Fund's Post-effective Amendment No. 8 on Form N-1A on August 12, 1999 and incorporated herein by reference.


(G)
1.	Form of Agreement and Plan of Reorganization between WT
Mutual Fund and the Rodney Square Funds previously filed on Form DEF 14A via EDGAR with the Securities and Exchange
Commission on October 5, 1999 as Exhibit A to the proxy statement and incorporated herein by reference.